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                                                                    EXHIBIT 23.1

                       [ARTHUR ANDERSEN L.L.P. LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement in connection with the 1998 Global Employee Stock Option Plan.


Arthur Andersen LLP

Detroit, Michigan
December 17, 1999